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                                  [LETTERHEAD]



                               December 10, 1996



Racom Systems, Inc.
6080 Greenwood Plaza Blvd.
Greenwood Village, CO 80111

     Re:  SEC Registration Statement on Form SB-2

Ladies and Gentlemen:

     We are counsel for Racom Systems, Inc., a Delaware corporation (the "Company") in connection with its proposed public offering under the Securities Act of 1933, as amended, of 1,500,000 Units of the Company's securities, each Unit consisting of one share of Common Stock and one Common Stock Purchase Warrant (the "Units"), (1,725,000 Units if the overallotment option is exercised in full) through a Registration Statement on Form SB-2 ("Registration Statement") as to which this option is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation, and amendments thereto, of the Company as filed with the Secretary of State of the State of Delaware.

     (2) Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company.

     (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

     (4)  The other exhibits to the Registration Statement.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

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Racom Systems, Inc.
December 10, 1996
Page 2


     Based upon the foregoing and in reliance thereon, it is our opinion that the 1,725,000 Units offered under the Registration Statement together with the Common Stock, Common Stock Purchase Warrants and Common Stock issuable upon exercise of the Common Stock Purchase Warrants will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

                                  Very truly yours,



                                  By /s/  GARY A. AGRON
                                     -------------------
                                     Gary A. Agron

GAA/mdi